Exhibit 15

KPMG Peat Marwick LLP
Certified Public Accountants
Orange County Office
Center Tower
650 Town Center Drive
Costa Mesa, CA 92626

              Independent Accountants' Review Report

The Stockholders and Board of Directors
Beckman Coulter, Inc.:

We have reviewed the condensed consolidated balance sheet of Beckman Coulter, Inc. and subsidiaries as of June 30, 1998, and the related condensed consolidated statements of earnings and cash flows for the three-month and six-month periods ended June 30, 1998 and 1997. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Beckman
Coulter,  Inc. and subsidiaries as of December 31,  1997,  and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 23, 1998, except as to note 16, which is as of March 4, 1998, we expressed an unqualified
opinion  on  those  consolidated  financial  statements.   In  our
opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1997, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                       KPMG Peat Marwick LLP


Orange County, California
July 17, 1998